                                                                   EXHIBIT 10.10


                               AGREEMENT BETWEEN
                   THE REGENTS OF THE UNIVERSITY OF COLORADO
                                      AND
                             REAL EDUCATION, INC.


This Agreement is made this 22nd day of May, 1998 by and between The Regents of the University of Colorado, a body corporate, contracting on behalf of the University of Colorado ("University"), and Real Education, Inc. ("Real Ed").

                                    RECITALS

WHEREAS, authority exists in the Law and Funds will be made available; and

WHEREAS, required approval, clearance and coordination has been accomplished from and with appropriate agencies; and

WHEREAS, Real Ed owns an integrated software system designated as the Real Education Active Learning System (REAL System); and

WHEREAS, Real Ed creates Internet-based websites and designs and supports development of online courses to be delivered over the REAL System; and

WHEREAS, Real Ed manages the delivery of courses; and

WHEREAS, Real Ed houses websites and web-based courses on computer servers for delivery over the Internet, and maintains and monitors those websites and courses; and

WHEREAS, University offers courses to undergraduate, graduate and professional students and desires to convert and offer those courses online over the Internet on Real Ed's REAL System.

NOW THEREFORE, in consideration of the promises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

May 21, 1998

                                   ARTICLE I
                                  DEFINITIONS


1.1 The term "REAL System" shall mean the software and the interfaces necessary to deliver online courses over the Internet and all modifications, enhancements and improvements thereof.

1.2 The term "university developed material" shall mean all courseware developed and owned by University.

1.3 The term "courseware" shall mean anything set forth as part of the course structure, including but not limited to intellectual content, graphics, and all by-products generated through the interactions between students and between students and faculty.

1.4 The term "manage the delivery system" includes, but is not limited to, performing actions which will cause the REAL System to function in accordance with the features and services which are described in Exhibit A to this
                                                      ---------
Agreement.

1.5 The term "customer databases" shall mean any information provided through interaction by and between past, current and potential students.


                                   ARTICLE II
                         WARRANTIES AND REPRESENTATIONS

2.1  Real Ed represents and warrants to the University that:

     (i) Real Ed will use its best efforts to make the REAL System function in a manner satisfactory to the University, as outlined in this Agreement, and according to published documentation; however both parties acknowledge that the technology employed has limitations beyond the control of Real Ed.

     (ii) Real Ed, at its own expense, will defend any suit which may be brought against the University or the State of Colorado for the infringement of patent(s), copyright(s), or trade secret(s) based upon software and/or materials furnished hereunder and in such suit will satisfy any final award for any infringement. This is upon the condition that the University or the State of Colorado shall give Real Ed prompt written notice of such suit and full right and opportunity to conduct the defense thereof, together with full information and all reasonable cooperation. No costs or expense shall be incurred for the account of Real Ed without its written consent.

May 21, 1998

     (iii) Real Ed represents that it is qualified to render the services described herein, and that any individual associated with Real Ed for the purpose of performing this Agreement is likewise qualified.

     (iv) Real Ed represents that it has no conflict of interest involving the representation of the University as described herein.

     (v) Real Ed represents that no benefit, payment, or consideration received by it for the performance of services associated with and pertinent to this Agreement shall accrue, directly or indirectly, to any employee, or employees, elected or appointed officers or representatives, or to any other person or persons identified as agents of, or who are, by definition, public servants of the State of Colorado.

     (vi) Real Ed warrants that it will use its best efforts to comply with the Americans with Disabilities Act and the regulations enacted pursuant thereto (C.F.R. (S)104), with respect to the REAL System and its management of the delivery system. The parties acknowledge that, with respect to the University's students, and depending on the scope, this may require additional compensation.

     (vii) Real Ed warrants to the University that it will treat all student information in accordance with the Family and Educational Rights to Privacy Act ("the Buckley Amendment" or "FERPA"). Any costs, including attorneys fees incurred by the University in responding to a Department of Education's finding of violation of FERPA, or any finding by any court of law caused by the agents or employees of Real Ed, shall be borne by Real Ed; however, this is upon the condition that the University or the State of Colorado shall give Real Ed prompt written notice of such suit and full right and opportunity to conduct the defense thereof, together with full information and all reasonable cooperation. No costs or expense shall be incurred for the account of Real Ed without its written consent.

     (viii) During the course of work pursuant to this Agreement, Real Ed may come in contact with University information of a sensitive nature, including but not limited to, information concerning the University's operations or strategic or tactical plans. Real Ed represents that it shall not disclose such information, or any information that could directly or indirectly affect the University, to any third party.

     (ix) Real Ed represents that without permission neither it nor its agents and employees will represent themselves as agents or employees of the University, unless granted specific permission.

     (x) Real Ed represents that, to the extent possible, it will use its best efforts to ensure that the REAL System can be used with courses developed on software other than Real Ed's.

May 21, 1998

2.2 The University warrants that it will use its best efforts to ensure that its course content will be free of copyright infringement and that it will be responsible for the acts of its employees.

2.3 Notwithstanding any other provision of this Agreement, in the event Real Ed ceases to maintain or notifies the University of its intent to cease maintaining the REAL System, due to bankruptcy or close of its business, Real Ed grants to University a non-transferable, non-exclusive license to use the REAL System. The University will be provided with program codes, descriptions, supporting documentation and information associated with the REAL System for its use or for the use of third parties for the purpose of maintaining the ability to offer the courses described in this Agreement within fifteen (15) days of the notice of intent to cease maintaining the REAL System due to bankruptcy or close of business. In the event of Real Ed ceasing to maintain the REAL System due to any other reason, except cancellation or termination of this Agreement, the University shall have a right to specific performance for delivery of its performance for delivery of its courseware.

2.4 Regardless of cause, Real Ed will return to the University, in electronic format, all course content maintained in its data base submitted to them by instructors, faculty, or staff associated with CU Online, and all equipment owned by the University within thirty (30) days of the termination of the contract.

                                  ARTICLE III
                               GRANT OF LICENSE

3.1 Real Ed hereby grants to University a non-transferable, non-exclusive license to use the REAL System subject to the terms of this Agreement. As owner of the REAL System, Real Ed has the right to license the REAL System to others during and after the expiration of this Agreement.

3.2 Real Ed shall retain ownership of the REAL System, and all reproductions, corrections, modifications, enhancements and improvements thereof, and all such items are the exclusive and proprietary property of Real Ed. Title and full ownership rights in all REAL System licensed products and all reproductions, corrections, modifications, enhancements and improvements, and all related patent rights, copyrights, trade secrets, trademarks, service marks, related goodwill and Real Ed's intellectual property are reserved to and shall remain proprietary to Real Ed; including but not limited to, source code, programming code, software license, and joint software development agreements, corporate identifying graphics, DNS matters and marketing strategies. University shall not remove or destroy any copyright, trade secret, proprietary or confidential legends or markings placed upon or contained or embedded within any licensed products and related material.

May 21, 1998

3.3 University acknowledges that the REAL System is proprietary information. Accordingly, University agrees to keep confidential all material and documentation relating to the REAL System and any modification thereto. University will not knowingly make available or distribute any information, program code or description associated with the REAL System to third parties without the prior written approval of Real Ed unless required by law.

3.4 University shall have no right to sub-license or assign its rights with respect to the REAL System without the written permission of Real Ed.

3.5 University shall have the right to unlimited use of the REAL System within University system, at any location it deems necessary; subject to the terms of this Agreement.


                                  ARTICLE IV
                                 SCOPE OF WORK

4.1 University, on behalf of its four campuses, wishes to further develop its online capability utilizing Real Ed's REAL System Version 2.7 (or the latest version thereof) to create University credit and non-credit courses for delivery in the United States and abroad.

4.2 The services and functions provided by Real Ed will include, but not be limited to the following:

          (i) Real Ed will use its best efforts to provide all of the technological resources to create quality online Internet-based courses. Real Ed will house and maintain the courses for delivery over the World Wide Web. Real Ed will provide all requested services, functions, and features described in, but not limited to, the REAL System, Version 2.7, attached hereto as Exhibit A.
                                                                     ---------

          (ii) Real Ed will work with the University to establish a complete student services capacity so that online students will have access to student services equivalent to those available to on-campus students. This includes all those services described in Exhibit A. In order to accommodate the needs of each
                            ---------
individual campus and school of the University, Real Ed acknowledges that each unit may choose to use only some of these student services at its option.

          (iii) Real Ed will assist in the adaptation of existing distance-learning courses and collaborate with University's faculty and staff in the development of new courses. It is understood and agreed that the relationship of University and Real Ed, with respect to all courseware supplied from University course developers, is that of author and editor, unless otherwise designated. Final approval and ownership rights over University-

May 21, 1998
developed material will vest with University, except as otherwise provided herein. Real Ed will obtain the permission of the University prior to using any developed courses for demonstrations of the system to non University parties. University will assist Real Ed in obtaining appropriate releases.


          (iv) At the University's request, Real Ed will provide reasonable materials, online guides courses and technical training to the University's key employees, including faculty, academic advisors, and librarians to orient them to all features of the REAL System.

          (v) Real Ed will provide an online instructor best practices course and access for interested faculty to practice using the online software.

          (vi) Real Ed will provide telephone and online technical support to University faculty, students and staff who need course use and administrative technical support associated with the use of the REAL System.

          (vii) Real Ed will provide instructional design support and work in collaboration with the University's instructional designers to assist in the transfer of courses to the online format. It is understood and agreed that the relationship of University and Real Ed, with respect to all course development, is that of author and editor. Final approval and ownership rights of University-developed material will vest in the University, subject to the terms of this Agreement.

          (viii) Real Ed will train University-designated individuals on the use of the course development features and instructional design strategies appropriate to the REAL System.

          (ix) Real Ed will provide reasonable audio and video recording and editing services to University faculty in the production of online courses.

          (x) Real Ed may advertise and promote CU Online subject to prior written approval of the University.

          (xi) Real Ed agrees that it will support the University's efforts in marketing the CU Online program to increase enrollment; including, but not limited to, assigning marketing employees of Real Ed to promote the CU Online account, and providing advertising and other marketing tools to promote CU Online.

May 21, 1998

                                   ARTICLE V
                             PERFORMANCE STANDARDS

5.1 Real Ed will provide adequate instructional design support and coordination to facilitate the development of online courses by faculty.

5.2 Real Ed will provide a reasonable amount of faculty training to ensure adequate understanding of the REAL System and their ability to develop courses.

5.3 Upon receipt of faculty text files or other electronically formatted material for conversion into the online format, Real Ed will make the conversion to the appropriate electronic format and will make them available for review by the faculty member and department within ten (10) working days, provided that course is being offered in the next regularly scheduled cohort. Conversion of audio and video material for online delivery will normally be made available for review by faculty member and department with twenty (20) working days. If the course is not scheduled in the next cohort, Real Ed will make the course available to review within twenty (20) days or less.

5.4 Reported site fixes, i.e., typos, incorrect information, and changes to the site will be made within two (2) business days of receipt of a written E-Mail report. This provision applies to courses currently being offered at the time of the request and to information related to a semester, such as course offerings, registration instruction, tuition schedules and faculty biographies, one month before the start of course registration. Timing for requested changes in the appearance of the online campus shall be agreed upon between University and Real Ed.

5.5 Reported errors in student registration will be corrected within two (2) business days of receipt of a written E-Mail report.

5.6 If other specific standards, or changes in those specified above, are required for specific projects, this Agreement will be amended as necessary.



                                  ARTICLE VI
                 ROLES AND RESPONSIBILITIES OF THE UNIVERSITY

6.1  University will select, supervise, and compensate all faculty.

6.2 University will approve all course schedules before they are released, and will do so in a timely manner.

6.3 University will ensure that students receive high-quality curriculum materials and instruction.

May 21, 1998

6.4   University will assume all responsibility for student recruitment.

6.5 University will designate one or more coordinator(s) (Course Content Coordinator [CCC]) to work with Real Ed to secure content from the course developers designated by the University to develop courses. The coordinator(s) shall deliver the necessary content as requested by Real Ed in order to meet any deadlines set forth in this Agreement. For the purpose of this Agreement, "content" shall include, but not be limited to, course text, test and answer keys, graphics, etc., in an Internet-ready format, work problems and answers, an instructor biography and photograph and audio and video lectures.

6.6 Real Ed will remain the administrative, billing, technical and zone contacts for the cuonline.edu domain name. If it is not possible to secure a top level domain name for any University online campus created by Real Ed, Real Ed shall be permitted to use a secondary domain name based on University's primary "EDU" or other domain name; and University shall permit Real Ed to host a second and third DNS entry on distinctly separate servers to help assure the online campus remains accessible to student end-users. Real Ed must notify University in advance and obtain permission prior to using a secondary domain name or hosting a second and third DNS entry. Real Ed acknowledges that the CU Online domain name shall be assigned in full to University if this Agreement expires or is terminated for any reason. All fees to purchase and maintain a domain name shall be paid by University.


                                  ARTICLE VII
                             INTELLECTUAL PROPERTY

7.1 Real Ed agrees that the faculty member who develops the course retains intellectual rights to publish scholarly and pedagogical materials such as CD-ROM specific to the online course developed by said faculty member; further, the University may utilize the services of others to create a similar online course, and publish or cause to have published pedagogical materials, such as CD-ROMs specific to the University's online courses.

7.2 Real Ed recognizes and agrees that the University owns the copyright to the courseware and to the customer databases created under this Agreement. Such notice of copyright will be placed on all courses.

May 21, 1998

                                 ARTICLE VIII
                                    PAYMENT

8.1 In consideration of the grant of license and participation by Real Ed in managing services, and designing and formatting University's courses for delivery over the Internet, University will pay a fee as follows:

     (i) University shall pay Real Ed Translation License Fees (for converting courses for delivery over the REAL System) and per student Technology Service Fees (for providing the ongoing services to students and University). Translation License Fees encompass the conversion of courses from their current delivery methodology to Real Ed's REAL System, with the inclusion of some or all of the features set forth in Exhibit A; and the ongoing right to modify or operate multiple sections of a course in which a Translation License Fee was paid during the term of this Agreement, without additional compensation to Real Ed, except as provided herein.

     (ii) Any courses developed during the term of this Agreement shall be billed for a Translation License Fee as identified in Exhibit B. The Translation License Fee shall be due and payable upon University ordering an online course and Real Ed creating a slot in its REAL System for such course to be developed, and upon billing by Real Ed, net thirty (30) days. University will not have to pay Real Ed an additional Translation License Fee to modify a course or add an additional section, except that if a course is substantially rewritten, a new Translation License Fee will be charge. For the purpose of this Agreement, "substantially rewritten" shall be defined as University courses wherein 75% of the course has been altered. Real Ed will notify University that a University professor has submitted course material that would trigger the new Translation License fee described herein, and as a warning when a particular course has reached the 50% rewritten level. Individual courses may be from any of the University's four campuses, as designated by CU Online Administration.

     (iii) University shall pay Real Ed a Technology Service Fee per student, per academic period, per course, based on the number of credit hours, as identified in Exhibit B. The Technology Service Fee shall be due and payable for all students enrolled in the University's SIS system on the day following census date. The University will provide a printed report to Real Ed with this information. Written notification in the form of emails and Schedule Adjustment Forms dated through census date will be considered proof of enrollment and disenrollment as well as the file transfer information provided to Real Ed. Real Ed will submit an invoice to University, net thirty (30) days, for all Technology Service Fees. If the University enrolls students after the census date, the appropriate Technology Service Fee will be provided to Real Ed upon receipt of an invoice.

May 21, 1998

     (iv) University shall pay Real Ed a Translation License Fee and Technology Service Fee to create and deliver Online Course supplement material. (These are courses taught on campus supplemented by any degree of usage of the REAL System an instructor would like to utilize to supplement his or her on-campus course). The Translation License Fee for Online course Supplement material shall be as identified in Exhibit B. The Technology Service Fee per student, per academic period, per course, per each credit hour, for Online Course Supplement material shall be equal to one-half (1/2) of the Technology Service Fees identified in Exhibit B, but not less than $50.00 per student. Further, University shall enroll (or deliver Real Ed enrollment files in an acceptable format) and pay for each and every student enrolled in the on campus, course utilizing the Online Course supplement material in a given academic period.

     (v) University shall receive special pricing on its Technology License Fees when the number of students enrolled in a particular Section of a course in a particular semester exceeds fifty students. For the purpose of this paragraph only, a "Section" shall be defined as the same course with the same electronic record, in the same semester, whether or not the course is being taught by the same professor. See Exhibit B - Course Sections that Exceed Fifty Students. (Note that if there were 25 students each in three different sections of a given course in a particular semester, for a total of 75 students, this pricing would only apply if the three sections used the exact same electronic record for each section. Further, the discount shall only apply to the Technology Service Fee for the 51st student onward, and shall not apply to the first 50 students). Real Ed will work with University to design these Course Sections that Exceed fifty Students to accommodate the pedagogical needs of University.

     (vi) For its Continuing and Professional Education Courses, University shall pay Real Ed a Translation License Fee and Technology Service Fee. The Translation License Fee for Continuing and Professional Education courses shall be as identified in Exhibit B. The Technology Service Fee per student, per academic period, per course, per each contact hour, for Continuing and Professional Education courses shall be a $40.00 minimum (for up to five contact hours), and as identified in Exhibit B. The Technology Service Fee shall be due and payable for all students enrolled in the University's SIS system or other registration system on the day following the start date of the course. Written notification in the form of emails and Schedule Adjustment Forms dated through the day after the start of the course will be considered proof of enrollment and disenrollment as well as the file transfer information provided to Real Ed.

     (vii) Real Education agrees to refund any new Translation License Fee incurred during the term of this Agreement if the following conditions are met:

           (a) University designates the course as a Translation License Fee Refund Course, in writing, when it orders a slot to create the course;

May 21, 1998

          (b) If the enrollment and the number of Technology License Fees in the Translation License Fee refund course meets or exceeds 90 students (i.e., 90 x $100.00) in the first calender year that the course is offered, the entire Translation License Fee shall be refunded;

          (c) If enrollment and the number of Technology License Fees in the Translation License Fee Refund Course does not meet or exceed 90 students (i.e., 90 x $100.00) in the first calendar year that the course is offered, then University may pay the difference between 90 and the actual number of students thereby triggering the Translation License Fee Refund. Real Ed and University will reconcile these numbers following the time period designated herein. (For example, if a course had total enrollment of 70 in a calendar year, the University could pay Real Ed $2,000 (90 - 70 Technology License Fees) for that particular course thereby triggering the Translation License Fee Refund).

8.2 Any collection fees such as credit card and online check fees shall be paid by University.

8.3 The Parties will negotiate in good faith for special pricing arrangements for atypical courses, courses that have unusual technical requirements that require more than those described herein or other unforeseen requirements of University. If atypical pricing is required, then an addendum to this Agreement will be attached and set forth as such.


                                  ARTICLE IX
                             TERM AND TERMINATION

9.1 The term of this Agreement shall commence upon the date of signature and shall continue for one (1) year thereafter. However, either party may elect to terminate the Agreement provided that sixty (60) days written notice is provided. The University may, at its election renew this Agreement by providing written notice to Real Ed no less than thirty (30) days prior to the end of this Agreement.

9.2 After termination, the parties shall continue to operate the online program until the students enrolled at the time of termination complete the course work begun when they registered for online courses under this Agreement.

9.3 Real Ed must disclose the existence of this Agreement to any potential University of Colorado customers.

May 21, 1998

                                   ARTICLE X
                                   INSURANCE

10.1 Real Ed shall obtain, and maintain at all times during the term of this Agreement, insurance in the following kinds and amounts:

     (i) Standard Workers' Compensation and Employer Liability as required by state statute, including occupational disease, covering all employees at work site.

     (ii) General Liability - Personal Liability and Property Damage (minimum coverage)

               (a) Combined single limit of $600,000 written on an occurrence basis.

               (b)  Any aggregate limit will not be less than $1 million.

               (c) Real Ed must purchase additional insurance if claims reduce the annual aggregate below $600,000.

     (iii) Automobile Liability (minimum coverage) in the amount of $600,000 combined single limit.

10.2 The Regents of the University of Colorado, a body corporate shall be named as an additional insured on each comprehensive general liability policy.

10.3 The insurance shall include provisions preventing cancellation without sixty (60) calendar days prior written notice to the University by certified mail.

10.4 Real Ed shall submit a certificate of insurance at the signing of this Agreement and also any notices of renewal of said policy as they occur.


                                  ARTICLE XI
                                 MISCELLANEOUS

11.1 Both Real Ed and the University will appoint an individual to be its principal liaison with the other party.

11.2 University and Real Ed understand and agree that this Agreement is to be administered in the context of the constraints within which they respectively operate. Specifically Real Ed understands and agrees that University must operate within the

May 21, 1998
guidelines established by governing bodies and external agencies, and according to the processes of decision-making and academic governance in effect at the University; and Real Ed recognizes that the authority and responsibilities of the University in all academic matters must be unimpaired. All courses offered through the online program of University will be University courses subject to the curriculum governance and faculty approval processes of University in compliance with the accreditation standards of the North Central Association
(NCA) and the Colorado Commission of Higher Education (CCHE). Offerings may be in or out of phase with the traditional academic terms. All instructors shall be approved and selected by the University.

11.3 All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be effective upon receipt. Unless hereinafter changed by written notice to Real Ed, any notice to the State of Colorado and/or the University shall be delivered, mailed or faxed to:

     University of Colorado
     Office of Vice President for Academic Affairs
     Assoc. VP for Technology
     Campus Box 51
     Boulder, CO 80309-0051
     Tel:  (303) 492-8911
     Fax:   (303) 492-0330

     Unless hereinafter changed by written notice to the University, any notice to Real Ed shall be delivered or mailed to:

     Real Education, Inc.
     Attn: President
     10200 A East Girard Ave.
     Denver, CO 80231
     Tel:  (303) 873-7400
     Fax:   (303) 873-7449

     All notices delivered by hand shall be effective upon delivery and all notices mailed by certified mail, return receipt requested, shall be effective when received, as indicated on the return receipt.

11.4 Real Ed shall not contract with others for the provision of any material part of the services to be provided hereunder unless agreed to in writing by the University.

11.5 Neither party shall be considered to be in default as a result of its delay or failure to perform its obligations herein when such delay or failure arises out of causes beyond the

May 21, 1998
reasonable control of the party. Such causes may include, but are not restricted to, acts of God or the public enemy, acts of the state or the United States in either its sovereign or contractual capacity, fires, floods, epidemics, strikes, and unusually severe weather; but, in every case, delay or failure to perform must be beyond the reasonable control of and without the fault or negligence of the party.

11.6 THE CONTRACTOR SHALL PERFORM ITS DUTIES HEREUNDER AS AN INDEPENDENT CONTRACTOR AND NOT AS AN EMPLOYEE. NEITHER THE CONTRACTOR NOR ANY AGENT OR EMPLOYEE OF THE CONTRACTOR SHALL BE OR SHALL BE DEEMED TO BE AN AGENT OR EMPLOYEE OF THE STATE. CONTRACTOR SHALL PAY WHEN DUE ALL REQUIRED EMPLOYMENT TAXES AND INCOME TAX WITHHOLDING, INCLUDING ALL FEDERAL AND STATE INCOME TAX AND LOCAL HEAD TAX AND ANY MONIES PAID PURSUANT TO THIS CONTRACT. CONTRACTOR ACKNOWLEDGES THAT THE CONTRACTOR AND ITS EMPLOYEES ARE NOT ENTITLED TO UNEMPLOYMENT INSURANCE BENEFITS UNLESS THE CONTRACTOR OR A THIRD PARTY PROVIDES SUCH COVERAGE AND THAT THE STATE DOES NOT PAY FOR OR OTHERWISE PROVIDE SUCH COVERAGE. CONTRACTOR SHALL HAVE NO AUTHORIZATION, EXPRESS OR IMPLIED, TO BIND THE STATE TO ANY AGREEMENTS, LIABILITY, OR UNDERSTANDING EXCEPT AS EXPRESSLY SET FORTH HEREIN. CONTRACTOR SHALL PROVIDE AND KEEP IN FORCE WORKER'S COMPENSATION (AND SHOW PROOF OF SUCH INSURANCE) AND UNEMPLOYMENT COMPENSATION INSURANCE IN THE AMOUNTS REQUIRED BY LAW, AND SHALL BE SOLELY RESPONSIBLE FOR THE ACTS OF THE CONTRACTOR, ITS EMPLOYEES AND AGENTS.

11.7 Relationship of Parties. This Agreement shall not be deemed to create the relationship of joint venturers, principal and agent, employer and employee, or master and servant between the parties hereto. Real Ed is an independent contractor in complete control of its services to be rendered hereunder.
Neither party shall be liable to any third party in any way for any engagement, obligation, contract, representation or transaction of the other party hereto, or for any negligent act or omission of the other party hereto, except as expressly provided herein.

11.8 The laws of the State of Colorado and rules and regulations issued pursuant thereto shall be applied in the interpretation, execution, and enforcement of this Agreement, and any legal action brought by either party arising out of or relating to this Agreement shall be filed in Boulder County, Colorado.

May 21, 1998

11.9 Except as otherwise provided in the Agreement, neither party may assign the Agreement and/or any of its right and obligations hereunder without the written consent of the other party.

11.10 No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent to breach is in writing.

11.11 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

11.12 This Agreement shall not be exclusive, and the University may use other online providers and other online course delivery systems.

May 21, 1998

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.



THE REGENTS OF THE UNIVERSITY                 REAL EDUCATION, INC.
OF COLORADO, A BODY CORPORATE

By /s/ David A. Groth                         By /s/ Rob Helmick
  ----------------------------------            --------------------------------

       David A. Groth                                ROB HELMICK
------------------------------------          ----------------------------------
Printed Name                                        Printed Name


Vice Pres For ACA, AFF                             CEO
------------------------------------          ----------------------------------
Title                                         Title

  5/26/98                                       5/22/98
------------------------------------          ----------------------------------
Date                                          Date



STATE CONTROLLER:  CLIFFORD W. HALL

By  /s/ John A. Bernhard
   ---------------------------------

John A. Bernhard
------------------------------------
Printed Name


Vice Chancellor For Administration and Finance
----------------------------------------------
Title


       5-22-98
------------------------------------
Date


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     Approved as to Legal Sufficiency
     Office of University Counsel

     By /s/ R Augustine
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     Date May 21, 1998
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May 21, 1998

EXHIBIT A

REAL EDUCATION'S REAL SYSTEM FEATURES

Course Options
1.   Online Syllabus
2.   Customized homepage for each course
3.   Course policies and procedures
4.   Course Learning Objective and Requirements
5.   Course requirements and learning objectives
6. Opportunities to incorporate self-directed learning exercises and independent study
7.   Email to professor, whole class, small groups, or individual students
8.   Capability for small and large group collaboration
9.   Audio and/or video introduction from professor
10.  Audio and video lectures for each week
11.  Threaded discussion and web conferencing for each week
12.  Text-based lecture and lecture notes for each week
13. Customized webliography for each course - providing direct links to other sites on the internet
14.  Live online classrooms for group projects, individual counseling or testing
15. Online multiple choice, matching and true/false testing, with automatic scoring and email to professors and students with results, essay, fill in the blank, short answer and oral exams.
16. Students have an electronic notebook that they can create online without any programming or html knowledge
17.  Customized message center for easy communications
18.  Audio with streaming web pages


Campus Features
1.   Course catalog
2.   Academic Advising, Bursar and Career Counseling Communication System
3.   Registration and Admissions Forms
4.   Financial Aid Forms
5.   Payment by credit card and online check
6.   Bursar and Communication System
7.   Attendance Reports and Student Tracking System
8.   Faculty photos, audio, video, and vitae
9.   Online Bookstore
10.  Online Library

May 21, 1998

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

11. Online Course development for professors, providing the instructor access to update his/her courses 24 hours a day over the web on the fly, with little or no programming knowledge
12.  Attendance reports, tracking pages viewed by student and time spent
13.  Access to online payment data for each student
14.  Customized course description and needed instructions for the course
15.  Online student license, rules of conduct, and ethics agreements
16. Technical support via email and telephone (during normal business hours-Mountain Time)
17.  Online delivery of video over 28.8 modems
18.  Upgrades to system to incorporate the newest technologies of REAL System
19.  Faculty, course and system assessment/evaluations
20.  Customized Administrative Page

May 21, 1998

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

                                   EXHIBIT B



------------------------------------------------------------------------
      Semester         Translation License Fee   Technology Service Fee
------------------------------------------------------------------------
5 Credit Course                $3,000                    $140
------------------------------------------------------------------------
4 Credit Course                 3,000                     120
------------------------------------------------------------------------
3 Credit Course                 3,000                     100
------------------------------------------------------------------------
2 Credit Course                 3,000                      67
------------------------------------------------------------------------
1 Credit Course                 3,000                      67
------------------------------------------------------------------------
Course Sections that   Technology Service Fee    Technology Service Fee
     Exceed Fifty      - First Fifty Students      - Each Additional
       Students                                   Student After Fifty
------------------------------------------------------------------------
5 Credit Course                 $ 140                    $ 50
------------------------------------------------------------------------
4 Credit Course                   120                      50
------------------------------------------------------------------------
3 Credit Course                   100                      50
------------------------------------------------------------------------
2 Credit Course                    67                    33.50
------------------------------------------------------------------------
1 Credit Course                    67                    33.50
------------------------------------------------------------------------
Continuing &
Professional
Education
------------------------------------------------------------------------
  Up to 45 Contact             $3,000              $40 for 5 contact
        Hours                                        hours, $3 per
                                                 additional contact hour
------------------------------------------------------------------------

May 21, 1998

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